EXHIBIT 10

                             THE MARCUS CORPORATION

                   NONEMPLOYEE DIRECTOR ANNUAL RETAINER POLICY

                            Effective October 4, 1999


          Each director of The Marcus Corporation (the "Company") who is not an officer or employee of the Company or any of its subsidiaries (a "Nonemployee Director") shall be paid an annual retainer fee of $5,000 in cash and 392 shares (subject to equitable adjustment to prevent dilution in the event of stock splits and other similar transactions) of Common Stock, $1 par value, of the Company (the "Restricted Stock"). The Restricted Stock may not be sold, transferred or otherwise alienated or hypothecated until the date two years after the grant date of the Restricted Stock (the "Release Date"). Upon the Release Date, the foregoing restrictions on the Restricted Stock shall terminate and such Restricted Stock shall be free of such restrictions and freely transferable, except as otherwise provided under the Securities Act of 1933, as amended (the "Securities Act"), including subject to continued compliance with Rule 144 of the Securities Act. If a Nonemployee Director's service as a director of the Company is terminated because of death, disability or retirement prior to the Release Date, the foregoing restrictions on the Restricted Stock shall terminate on the date of death or the effective date of the disability or retirement and such Restricted Stock shall be free of such restrictions and freely transferable, except as otherwise provided under the Securities Act. The Company may place such legends on certificates for Restricted Stock, and enter into such Restricted Stock Agreements with a Nonemployee Director, as are necessary to effect the intent of the foregoing.